Exhibit 2.1
                                                                  CONFORMED COPY




                              INVESTMENT AGREEMENT


                                 by and between



                             SBS BROADCASTING S.A.,



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.


                                       and


           UNITED INTERNATIONAL HOLDINGS, INC., d/b/a UNITEDGLOBALCOM








                            Dated as of June 29, 1999
================================================================================






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                                              TABLE OF CONTENTS

                                                                       Page


ARTICLE I
         DEFINITIONS......................................................2

ARTICLE II
         PURCHASE OF COMMON SHARES........................................2
Section 2.1.  Redemption of Convertible Debentures;
                       Conversion into Common Shares......................2
Section 2.2.  Private Placement of Common Shares..........................5
Section 2.3.  Standstill..................................................6
Section 2.4.  Exceptions to Standstill and Transfer
                          Restrictions....................................8
Section 2.5.  Registration Rights.........................................9

ARTICLE III
         SETTLEMENT OF CONVERTIBLE DEBENTURES; CLOSING OF
         PRIVATE PLACEMENT SHARES; CONDITIONS............................11
Section 3.1.  Purchase of Convertible Debentures and
                            Issuance of Common Shares....................11
Section 3.2.  Closing of Private Placement Shares........................12
Section 3.3.  Conditions to Obligations of United
                            Parties......................................12
Section 3.4.  Conditions to Obligations of Company.......................15

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES..................................17
Section 4.1.  Representations and Warranties of
         Company     ....................................................17
(a)  Corporate Existence   ..............................................17
(b)  Authorization; Enforcement..........................................18
(c)  Compliance with Obligations.........................................19
(d)  Consents and Approvals..............................................19
(e)  Exchange Act Reports  ..............................................20
(f)  Outstanding Capital Stock...........................................21
(g)  Convertible Debentures..............................................22
(h)  Listing of Common Shares............................................22
Section 4.2.  Representations and Warranties of United
                     Parties.............................................22
(a)  Corporate Existence   ..............................................23
(b)  Authorization; Enforcement..........................................23
(c)  Compliance with Obligations.........................................23
(d)  Consents and Approvals..............................................24
(e)  Investor Exchange Act Reports.......................................24




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(g)  Status and Investment Intent........................................26
(h)  Financial Advisors and Brokers......................................26
(i)  Ownership of Common Shares..........................................26
(j)  Permitted Basket Investments and Sale of
                             Qualified Capital Stock.....................27

ARTICLE V
         COVENANTS.......................................................27
Section 5.1.  Covenants of Company.......................................27
(a)  Registration Rights   ..............................................27
(b)  Conversion Rights and Sale of Common
           Shares          ..............................................27
(c)  Information           ..............................................28
(d)  Director of Company   ..............................................28
(e)  Actions Affecting Share Price.......................................30
(f)  Dividends or Stock Splits...........................................31
(g)  Listings Outside the United States..................................31
Section 5.2.  Covenants of Parent and Investor...........................32
(a)  Transfers             ..............................................32
(b)  Voting of Common Shares and Other Voting
                             Securities..................................32
(c)  Actions Affecting Share Price.......................................33
(d)  Permitted Investments ..............................................34

ARTICLE  VI
         FURTHER AGREEMENTS..............................................36
Section 6.1.  Cooperation................................................36
Section 6.2.  Fees and Expenses..........................................36
Section 6.3.  Publicity..................................................36

ARTICLE VII
         TRANSFER RESTRICTIONS...........................................37
Section 7.1.  Transfer Restrictions......................................37
Section 7.2.  Company's Right of First Refusal...........................38

ARTICLE VIII
         MISCELLANEOUS...................................................41
Section 8.1.  Termination................................................41
Section 8.2.  Survival of Representations and
                Warranties...............................................43
Section 8.3.  Legend ....................................................43
Section 8.4.  Severability...............................................44
Section 8.5.  Specific Enforcement.......................................44
Section 8.6.  Entire Agreement...........................................45
Section 8.7.  Counterparts...............................................45
Section 8.8.  Notices....................................................45
Section 8.9.  Waivers....................................................47




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Section 8.10.  Beneficial Ownership......................................47
Section 8.11.  Adjustment of Amounts of Common
                 Shares..................................................48
Section 8.12.  Submission to Jurisdiction; Consent to
                           Service of Process............................48
Section 8.13.  Headings..................................................49
Section 8.14.  Successors and Assigns....................................49
Section 8.15.  Governing Law.............................................50





                                                    iii

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EXHIBITS


              1    Definitions
              2    Registration Rights
              3    Form of Certificate of Officers of Company,
                   pursuant to Section 3.3(iii) of the Agreement
              4A   Form of Opinion of Arendt & Medernach, pursuant
                   to Section 3.3(iv) of the Agreement
              4B   Form of Opinion of H.A. Knight, pursuant to
                   Section 3.3(iv) of the Agreement
              5    Form of Letter Agreement, pursuant to Section
                   3.3(vi) of the Agreement
              6A   Form of Certificate of Officers of Parent,
                   pursuant to Section 3.4(iii) of the Agreement
              6B   Form of Certificate of Officers of Investor, pursuant to
                   Section 3.4(iii) of the Agreement
              7A   Forms of Opinions of Clifford Chance, pursuant to Section
                   3.4(iv) of the Agreement
              7B   Form of Opinion of Holme Roberts & Owen LLP, pursuant to
                   Section 3.4(iv) of the Agreement
              8    Articles of Incorporation of Company

                  INVESTMENT AGREEMENT, dated as of June 29, 1999 (the "Agreement"), by and between SBS Broadcasting S.A., a company organized under the laws of Luxembourg (the "Company"), on the one hand, and United Pan-Europe Communications N.V., a public corporation organized with limited liability under the laws of The Netherlands (the "Investor"), and United International Holdings, Inc., a Delaware corporation doing business as UnitedGlobalCom and the holder of approximately 62.5% of the outstanding capital stock of the Investor (the "Parent", and together with the Investor, the "United Parties").

                  WHEREAS, the Company and the Investor want to strengthen their existing relationship, and are currently discussing pursuing additional business opportunities together, including broadcasting or programming ventures in their respective areas of operation;

                  WHEREAS, the Company and the United Parties want to provide for the acquisition by the Investor of up to 20% of the outstanding share capital of the Company, subject to the terms and conditions provided herein;

                  WHEREAS, the Company wants to redeem $155,250,000 aggregate principal amount of its 7.25% Convertible Subordinated Debentures Due 2005 (the "Convertible Debentures"), issued under an Indenture, dated as of August 2, 1995 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), which are convertible, at the option of the holder thereof, into Common Shares;

                  WHEREAS, in order to acquire Common Shares, the Company and the United Parties want the Investor to provide a




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backstop facility to purchase Convertible Debentures that would otherwise be tendered for redemption, to convert any such Convertible Debentures into Common Shares and to fund the redemption of any Convertible Debentures actually redeemed in exchange for the issuance of Common Shares by the Company; and

                  WHEREAS, if sufficient Common Shares are not acquired by the Investor pursuant to the backstop facility, the Company and the United Parties want the Investor to acquire by private placement a number of Common Shares sufficient to bring the aggregate number of Common Shares owned by it up to 3,000,000 Common Shares;

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Unless otherwise indicated, defined terms in this Agreement and in the Exhibits to this Agreement have the meanings assigned to them in
Exhibit 1.

                                   ARTICLE II

                            PURCHASE OF COMMON SHARES

                  Section 2.1. Redemption of Convertible Debentures; Conversion into Common Shares. Subject to the terms and conditions stated herein, the Company and the United Parties agree as follows:

                  (a) In connection with the redemption by the Company of the Convertible Debentures, the Investor agrees to make arrangements whereby holders of Convertible Debentures may, should they so elect, sell their Convertible Debentures to the Investor following notice of such




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         redemption and prior to the close of business (at the place where the
         Convertible Debentures may be presented for conversion) on the redemption date specified in such notice (the "Expiration Time"). Such sales shall be at the Redemption Price then applicable under the Indenture, plus accrued interest from the first preceding interest payment date under the Indenture to the date of redemption (the "Redemption Consideration"). In the event that any holder tenders its Convertible Debentures for redemption and not for purchase, the Investor agrees that the Redemption Consideration deposited by it with the Purchase Agent pursuant to Section 3.1 allocable to such Convertible Debentures shall be applied by the Trustee to the redemption of such Convertible Debentures in exchange for the issuance by the Company of Common Shares pursuant to Section 3.1. The obligation of the Investor to purchase such Convertible Debentures and provide funds for such redemption is referred to hereinafter as the "Backstop Facility". The Investor hereby authorizes the Company to advise holders of Convertible Debentures of this Agreement and of any agreement entered into between the Investor and the Purchase Agent (as defined below) in any notice of redemption or other similar notice or communication regarding the redemption mailed or published by the Company. The notice of redemption to holders of Convertible Debentures shall provide that in the event any holder does not surrender the Convertible Debentures held by it for redemption, purchase or conversion into Common Shares prior to the Expiration Time, then such Convertible Debentures shall be deemed to have been tendered for purchase by the Investor.




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



                  (b) The Investor agrees to appoint State Street Bank and Trust Company as its agent (the "Purchase Agent") to accept tenders of Convertible Debentures by holders. Immediately following payment by the Investor for any Convertible Debentures tendered to the Purchase Agent pursuant to Sections 2.1(a) and 3.1 and prior to the Expiration Time, the Investor shall give the conversion notice required by the Indenture to the Conversion Agent requesting that all Convertible Debentures purchased by the Investor be converted into Common Shares in accordance with the Indenture, and shall instruct the Purchase Agent to surrender to the Conversion Agent all such Convertible Debentures. The equivalent price per Common Share paid by the Investor for the Common Shares acquired pursuant to the Backstop Facility, calculated based on the total Redemption Consideration paid by the Investor, is referred to herein as the "Backstop Price".

                  (c) If the number of Common Shares acquired by the Investor pursuant to paragraphs (a) and (b) above results in the United Group having direct or indirect beneficial ownership, immediately following acquisition of such Common Shares, of Common Shares or other Voting Securities in excess of the Standstill Amount, the Company shall, within twelve (12) months following the Expiration Time, purchase or arrange for the purchase from the Investor, at a price per Common Share equal to the price determined in accordance with paragraph (d) below, a number of Common Shares sufficient to reduce the total number of Common Shares and other Voting Securities beneficially owned directly or indirectly by the United Group to a number that immediately following such purchase is not more than the Standstill Amount, provided that the Company shall have no obligation to purchase or arrange for the purchase of Common Shares held by the United Group pursuant to this paragraph (c) if the United Group is required to sell or transfer Common Shares pursuant to Section
         7.1 because the Company has been designated a Restricted Affiliate and is still so designated on August 31, 1999.

                  (d) The price per Common Share to be paid by the Company to the Investor pursuant to any repurchase under paragraph (c) above shall be equal to (X) the Backstop Price plus (Y) interest accrued on such price at an annual rate of 7 1/4% from and excluding the date of acquisition of the Common Shares pursuant to the Backstop Facility to and including the date of purchase under paragraph (c).

                  Section 2.2. Private Placement of Common Shares. If, immediately following the conversion into Common Shares of all Convertible Debentures (if any) purchased by the Investor prior to the Expiration Time or the issuance of Common Shares by the Company in exchange for Redemption Consideration paid by the Investor for Convertible Debentures that are redeemed and not purchased (but at no time thereafter), the United Group shall have direct or indirect beneficial ownership of less than 3,000,000 Common Shares, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, on and subject to the terms and conditions set forth in this Agreement, at a price per Common Share of $35.25, a number of Common Shares (the "Private Placement Shares") sufficient to bring the total number of Common Shares beneficially owned directly or indirectly by the United Group, including any Common Shares otherwise owned by the United

Group, to 3,000,000 Common Shares, subject to adjustment of such number pursuant to Section 8.11 (the "Minimum Stake").

                  Section 2.3.  Standstill.

                  (a) During the period from the date hereof until December 29, 2001 (the "Standstill Period"), the United Parties agree that the United Group shall not: (i) obtain direct or indirect beneficial ownership, or cause or permit any agent to obtain beneficial ownership on its behalf, of any Common Shares or any other Voting Securities, or any securities convertible into or exchangeable for Common Shares or such Voting Securities; or (ii) take any action intended to result in the direct or indirect beneficial ownership by the United Group or by any agent on its behalf of any Common Shares or other Voting Securities, or any securities convertible into or exchangeable for Common Shares or such Voting Securities; in each case if such acquisition or action would result in direct or indirect beneficial ownership by the United Group or by any agent on its behalf of Common Shares or other Voting Securities, or any securities convertible into or exchangeable for Common Shares or such Voting Securities, that taken together would exceed the Standstill Amount, except to the extent Common Shares in excess of the Standstill Amount are acquired in accordance with and subject to the terms set forth in Section 2.1 above.

                  (b) In addition, if at any time during the Standstill Period the Company expects that as a result of a proposed repurchase of Common Shares or other Voting Securities by the Company the United Group would have




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         direct or indirect beneficial ownership of Common Shares or other
         Voting Securities that would exceed the Standstill Amount, the Company shall so notify the United Parties. If such repurchase offer is made generally to holders of Common Shares or other Voting Securities (if any) held by the United Group, the United Parties agree to tender or cause to be tendered, and the Company agrees to repurchase, at a price per Voting Security that is no less favorable than the price offered to other holders of Voting Securities, a sufficient number of Common Shares or other Voting Securities held by the United Group such that the United Group's direct or indirect ownership of Voting Securities immediately following such repurchase does not exceed the Standstill Amount. If such repurchase offer is made only to specific Persons holding Common Shares or other Voting Securities, the United Parties agree to sell or cause to be sold, and the Company agrees to repurchase, a sufficient number of Common Shares or other Voting Securities (if any) held by the United Group such that the United Group's direct or indirect ownership of Voting Securities immediately following such repurchase does not exceed the Standstill Amount, provided that any repurchase of Common Shares or other Voting Securities by the Company pursuant to this sentence shall be at a price per Voting Security that is equal to the weighted average price per Voting Security paid by the Company to other Persons in connection with such repurchase.

                  (c) Any acquisition of Common Shares by the United Group during the Standstill Period other than pursuant to the Backstop Facility or at the Private Placement Closing shall be in open market transactions for cash.




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                  Section 2.4. Exceptions to Standstill and Transfer
Restrictions. The provisions set forth in Sections 2.3 and 7.1 shall terminate immediately if: (i) a tender or exchange offer is made by any Person or 13D Group (as hereinafter defined) to acquire Common Shares or other Voting Securities that, if added to the Voting Securities (if any) already owned by such Person or 13D Group, would represent more than the greater of (X) 10% of the total combined voting power of all Voting Securities then outstanding (exclusive of treasury Voting Securities held by the Company) and (Y) the percentage that the voting power represented by the Common Shares and other Voting Securities directly or indirectly beneficially owned by the United Group or by any agent on its behalf bears to the total combined voting power of Voting Securities then outstanding (exclusive of treasury Voting Securities held by the Company) (the "Threshold Amount"); (ii) Voting Securities and/or Acquisition Rights have been acquired subsequent to the date hereof such that any Person or 13D Group (not including any such Person or 13D Group whose shareholding exceeds the Threshold Amount at the date hereof) directly or indirectly beneficially owns, or becomes entitled to beneficially own, Voting Securities and/or Acquisition Rights representing voting power in excess of the Threshold Amount; or (iii) any Person or 13D Group (not including institutional investors holding Voting Securities and/or Acquisition Rights as investments in the ordinary course of their business) whose shareholding exceeds the Threshold Amount at the date hereof acquires any Voting Securities and/or Acquisition Rights (not including rights issued under any employee stock option plan) that (X) exceed one (1) percent of the aggregate combined voting power of all Voting Securities then outstanding (exclusive of treasury Voting Securities held by the Company) and (Y) taken together with that Person's or




                                                       8

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13D Group's shareholding at that time represents voting power that exceeds the
Threshold Amount; provided in the case of (i), (ii) and (iii) that the United Group did not participate in, facilitate, propose, initiate or encourage such tender or exchange offer or acquisition in any way. Notwithstanding the foregoing, the acquisition of Common Shares by any Person or 13D Group in connection with the acquisition by the Company of the assets of Central European Media Enterprises, Ltd. and the related acquisition of Common Shares by Ronald
S. Lauder (so long as the Voting Securities held by Ronald S. Lauder do not represent more than 20% of the combined voting power of the Voting Securities than outstanding (exclusive of treasury Voting Securities held by the Company)), or as a result of the exercise of currently held options to acquire Common Shares, shall not result in the termination of any such provisions. As used herein, the term "13D Group" shall mean a group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities and/or Acquisition Rights that would be required under Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file a statement on Schedule 13D with the U.S. Securities and Exchange Commission (the "SEC") as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities and/or Acquisition Rights representing more than 5% of the total combined voting power of all Voting Securities (with such requirements and such terms being interpreted in accordance with the Exchange Act and the rules and regulations adopted thereunder, all as in effect on the date hereof).

                  Section 2.5. Registration Rights. (a) Subject to the Company's rights of first refusal set out in Section 7.2




                                                       9

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and to Section 8.1(b), the United Parties shall have the rights to registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of all the Common Shares acquired by the Investor pursuant to Sections 2.1 and 2.2 of this Agreement on the terms and subject to the conditions set forth in Exhibit 2.

                  (b) Notwithstanding any provision in this Agreement to the contrary, solely to facilitate a possible sale or transfer of Common Shares by the United Group pursuant to Section 7.1(a) because the Company has been designated a Restricted Affiliate and is still so designated on August 31, 1999, the Company agrees that it shall promptly after the date hereof commence preparation of a registration statement relating to and shall use its best efforts to register under the Securities Act all the Common Shares acquired by the Investor pursuant to Sections 2.1 and 2.2 of this Agreement on the terms and conditions set forth in Exhibit 2 (except Section 1, the notice provisions in Section 2, Sections 2.1(a),(b) and (d), 2.2 and 2.3 and Section 3 of Exhibit 2), provided that all Registration Expenses (as defined in Exhibit 2) shall be paid by the United Parties, and provided further, that the Company's obligations under this paragraph (b) shall terminate immediately if the events or circumstances set forth in clauses (A), (B) or (C) of Section 3.3(vi) occur prior to the RA Status Date (as defined below), if the United Group delivers a Basket Availability Notice to the Company pursuant to Section 5.2(d)(i) or a RA Status Termination Event occurs.




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                                   ARTICLE III

                SETTLEMENT OF CONVERTIBLE DEBENTURES; CLOSING OF
                      PRIVATE PLACEMENT SHARES; CONDITIONS

                  Section 3.1. Purchase of Convertible Debentures and Issuance of Common Shares. Prior to the Expiration Time and in accordance with the Indenture, the Investor shall deposit with the Purchase Agent an amount of money sufficient to pay the Redemption Consideration for all the Convertible Debentures that have been called for redemption on that date other than any Convertible Debentures that have been converted by the holders of such Convertible Debentures prior to the time of such deposit. If any of the Convertible Debentures called for redemption are converted, the Company agrees to cause any money deposited with the Purchase Agent in respect of such Convertible Debentures to be repaid promptly to the Investor in accordance with the Indenture. In the event that any Redemption Consideration deposited by the Investor is applied to the actual redemption of Convertible Debentures tendered for redemption and not purchase, the Company agrees to issue to the Investor a number of Common Shares equal to the number of Common Shares the Investor would have received had such Convertible Debentures been purchased and converted by the Investor pursuant to Sections 2.1(a) and (b).

                  The Company agrees that, following delivery by the Investor of the conversion notice under the Indenture referred to in Section 2.1(b) above and surrender to the Conversion Agent of the Convertible Debentures purchased by the Investor or payment to holders of Convertible Debentures of Redemption Consideration deposited by the Investor in respect of Convertible Debentures that are actually redeemed in exchange for the issuance by the Company of Common Shares to the




                                                      11

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Investor, the Company shall deliver to the Investor a certificate or certificates representing such Common Shares in accordance with the Indenture. Such certificate or certificates shall be registered in the name of the Investor and shall bear the restrictive legend specified in Section 8.3 regarding transfers and registration under the Securities Act.

                  Section 3.2. Closing of Private Placement Shares. The closing of any sale of Private Placement Shares provided for under Section 2.2 above shall take place promptly at a date mutually agreed between the parties (which date shall in no event later than five Business Days after the Expiration Time), at 10:00 A.M., London time on such date, at the offices of Sullivan & Cromwell, St. Olave's House, 9a Ironmonger Lane, London, or at such other time and place as the parties determine in writing (the "Private Placement Closing"). The actual date on which the Private Placement Closing shall occur is referred to herein as the "Private Placement Closing Date". At the Private Placement Closing, (i) the Investor shall deliver to the Company the aggregate purchase price for the Private Placement Shares and (ii) the Company shall deliver to the Investor a certificate or certificates representing the Private Placement Shares, registered in the name of the Investor, and bearing the restrictive legend specified in Section 8.3 regarding transfers and registration under the Securities Act. The aggregate purchase price for the Private Placement Shares shall be paid by the Investor to the Company by wire transfer of immediately available funds to an account or accounts designated in writing by the Company not less than two Business Days prior to the Private Placement Closing.

                  Section 3.3. Conditions to Obligations of United Parties. At the option of the United Parties (which shall be




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jointly exercised) the obligations of the Investor to deposit the Redemption
Consideration and consummate the purchase of Convertible Debentures pursuant to Sections 2.1 and 3.1 above are subject to the satisfaction prior to or at the date on which the notice of redemption of the Convertible Debentures is duly given pursuant to the Indenture and the Convertible Debentures (the "Call Date") (or, in the case of paragraph (vi) below, the RA Status Date (as defined below)), and the obligations of the Investor under Sections 2.2 and 3.2 above to consummate the purchase of the Private Placement Shares are subject to the satisfaction prior to or at the Private Placement Closing Date, of each of the following conditions precedent:

                    (i) Representations and Warranties. The repre sentations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct on such date as though such representations and warranties were made on and as of such date.

                   (ii) Compliance with Agreements and Conditions. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Company at or before such date.

                  (iii) Certificate. The United Parties shall have received a certificate executed on behalf of the Company by its Vice Chairman and Chief Operating Officer and by its Chief Financial Officer (or other executive officers reasonably acceptable to the Investor) and dated such date, to the effect that the conditions set forth in clauses (i) and (ii) above have been satisfied, substantially in the form set forth in Exhibit 3.

                   (iv) Opinions. The United Parties shall have received the written opinion or opinions, dated the Call Date, of Arendt & Medernach (as to matters of Luxembourg law) and/or Howard A. Knight, General Counsel of the Company (as to matters of U.S. Federal law and the laws of the State of New York), substantially in the forms set forth in Exhibits 4A and 4B, respectively.

                    (v) Market Price per Common Share. The market price per Common Share on the first Business Day immediately prior to the Call Date shall not be less than 80% of the market price per Common Share on the first Business Day immediately prior to the date of this Agreement. For purposes of this paragraph, "market price" shall mean the last quoted sale price per Common Share for such day as reported by the U.S. National Association of Securities Dealers, Inc. Automated Quotation System, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market for such day.

                   (vi) Restricted Affiliate Status. Immediately prior to (X) the date of transfer of funds to the Purchase Agent for payment by the Investor of any Redemption Consideration to the Purchase Agent for Convertible Debentures pursuant to Sections 2.1 and 3.1 or (Y) if all the Convertible Debentures that have been called for redemption are converted by the holders of such Convertible Debentures prior to the date any Redemption Consideration is required to be paid by the Investor, the Private Placement Closing Date (the earlier of such dates




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



         being referred to herein as the "RA Status Date"), the Company shall execute and deliver to the United Parties a letter agreement consenting to its designation as a Restricted Affiliate under the United Indentures substantially in the form attached as Exhibit 5, unless (A) at or any time prior to the RA Status Date the Parent shall have received Net Cash Proceeds from the sale of its Qualified Capital Stock of not less than $80,000,000, (B) at or any time prior to the RA Status Date the United Parties shall be permitted to make Permitted Basket Investments (in addition to existing Permitted Basket Investments at that time) in an aggregate amount that exceeds $150,000,000 (less any Permitted Basket Investments made pursuant to the Temporary United Basket) or (C) as a result of an amendment to the United Indentures or otherwise, entry into such a letter agreement is not required under the United Indentures to permit the United Parties to provide the Redemption Consideration or purchase Convertible Debentures pursuant to the Backstop Facility or the Private Placement Shares, in which case
         (X), (Y) or (Z) the Company shall be under no obligation to enter into, and there shall be no condition precedent to the obligations of the United Parties under this Agreement relating to, entry into such a letter agreement.

                  Section 3.4. Conditions to Obligations of Company. At the option of the Company, the obligations of the Company under this Agreement are subject to the satisfaction prior to or at the Call Date (or, in the case of paragraph (vi) below, the RA Status Date), and the obligations of the Company to consummate the sale of Private Placement Shares pursuant to

Sections 2.2 and 3.2 above are subject to the satisfaction prior to or at the Private Placement Closing Date, of each of the following conditions precedent:

                    (i) Representations and Warranties. The representations and warranties made by the United Parties in this Agreement shall have been true and correct when made, and shall be true and correct on the Call Date as though such representations and warranties were made on and as of such date.

                   (ii) Compliance with Agreements and Conditions. The United Parties shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the United Parties at or before the Call Date.

                  (iii) Certificate. The Company shall have received certificates executed on behalf of the United Parties by the Chairman and Chief Executive Officer and Chief Financial Officer (or other executive officers acceptable to the Company) of each of the Parent and Investor, dated the Call Date, to the effect that the conditions set forth in clauses (i) and (ii) above have been satisfied with respect to the United Parties, substantially in the forms set forth in Exhibits 6A and 6B, respectively.

                   (iv) Opinions. The Company shall have received the written opinion or opinions, dated the Call Date, of Clifford Chance (as to matters of the law of The Netherlands and of U.S. Federal law and the laws of the State of New York) and Holme Roberts & Owen LLP (as to matters of U.S. Federal law and the laws of the State of

         New York), substantially in the forms set forth in Exhibits 7A and 7B, respectively.

                    (v) Market Price per Common Share. The market price per Common Share on the first Business Day immediately prior to the Call Date shall not be less than 80% of the market price per Common Share on the first Business Day immediately prior to the date of this Agreement. For purposes of this paragraph, "market price" shall mean the last quoted sale price per Common Share for such day as reported by the U.S. National Association of Securities Dealers, Inc. Automated Quotation System, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market for such day.

                   (vi) Restricted Affiliate Status. If the Company has executed and delivered to the UPC Parties pursuant to Section 3.3(vi) above a letter agreement consenting to its designation as a Restricted Affiliate, each of the Parent and Investor shall execute and deliver such letter agreement to the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1.  Representations and Warranties of
Company. The Company hereby makes the following representations and warranties to, and agreements with, the United Parties:

                  (a)  Corporate Existence.  The Company is a
         corporation duly organized and validly existing under the laws of Luxembourg and has full corporate power and authority to own and operate its properties and conduct its business as now conducted by it. Each of the Company's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has full corporate power to own and operate its properties and conduct its business as now conducted by it in all material respects.

                  (b) Authorization; Enforcement. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms, to redeem the Convertible Debentures and to issue and deliver Common Shares upon conversion of the Convertible Debentures, to issue and deliver the Private Placement Shares and to consummate the other transactions on the part of the Company contemplated hereby. The Company has taken, or will take on or prior to the Call Date or Private Placement Closing Date, as the case may be, all necessary corporate action to authorize the execution and delivery of this Agreement, the redemption of the Convertible Debentures and the issuance and delivery of Common Shares upon conversion of the Convertible Debentures, the issuance and delivery of the Private Placement Shares and the consummation of the other transactions on the part of the Company contemplated hereby. This Agreement is a valid and legally binding obligation of the Company enforceable in accordance with its terms (assuming in each case due authorization, execution and delivery by each of the United Parties), subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c)  Compliance with Obligations.

                            (i) The execution and delivery by the Company of
                  this Agreement does not, and the redemption of the Convertible Debentures and the issuance and delivery of Common Shares receivable upon conversion of the Convertible Debentures, the issuance and delivery of the Private Placement Shares, the performance by the Company of its obligations under this Agreement and the consummation of the other transactions on the part of the Company contemplated hereby will not (i) violate or constitute a breach of, or a default under, its Articles of Incorporation, or any other agreement or instrument material to Company and its Subsidiaries, taken as a whole, to which it or any of its Subsidiaries is a party, or which is binding on it or any of its Subsidiaries or any of their respective assets, (ii) result in the creation of any lien on, or security interest in, any of such assets or (iii) violate any law, rule, regulation, judgment, order or decree of any court or any public, governmental or regulatory agency or body in Luxembourg having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets (excluding in the cases of clauses (i) and (ii) any violation, breach, default, lien or security interest that may arise under the United Indentures related to this Agreement or the Company's designation as a Restricted Affiliate).

                  (d) Consents and Approvals. All consents, approvals, authorizations and orders of governmental or other third parties required for the Company to execute and deliver this Agreement, to redeem the Convertible Debentures and to issue the Common Shares receivable upon conversion of the Convertible Debentures, to issue the Private Placement Shares and otherwise to consummate the other transactions on the part of the Company contemplated hereby have been obtained or will be obtained on or prior to the Call Date or the Private Placement Closing Date, as the case may be (excluding any consents, authorizations or approvals that may be required under the United Indentures).

                  (e) Exchange Act Reports. Each of the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 1998 and Current Report on Form 6-K dated June 9, 1999 (collectively, the "SEC Documents") has been duly and timely filed or furnished, and when filed or furnished was in substantial compliance with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Each of the SEC Documents was correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Documents, since December 31, 1998, there has not been any change, or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or results of operations of the Company and its Subsidiaries considered as a whole.

                  (f) Outstanding Capital Stock. The authorized capital stock of the Company consists of 75,000,000 Common Shares. At the date hereof, the number of Common Shares outstanding is 14,858,720 (exclusive of 47,500 treasury shares held by the Company), all of which shares are validly issued, fully paid and nonassessable. Except as set forth in or contemplated by the SEC Documents, and except for the Common Shares issuable under the terms of the Convertible Debentures and the Private Placement Shares, no other shares of capital stock of the Company are issuable prior to the later of the Expiration Time and the Private Placement Closing Date. There are no preemptive rights in respect of the Common Shares of the Company to be issued pursuant to this Agreement. The Private Placement Shares have been duly and validly authorized and, if issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.
         Exhibit 8 contains a true, complete and correct copy of the Articles of Incorporation of the Company that are in full force and effect on the date hereof. The Company currently does not intend to issue any Voting Securities during the six-month period beginning on the date hereof, except for Voting Securities issuable (i) in connection with the acquisition by the Company of the assets of Central European Media Enterprises Ltd., (ii) under the terms of the Convertible Debentures, in connection with the Backstop Facility or as Private Placement Shares or (iii) pursuant to rights or options currently held under the Company's share incentive or employee benefit plans, the warrant held by Paramount Television Group, or in respect of its 7.0% Convertible

         Subordinated Notes due 2004, each as set forth in or contemplated by the SEC Documents.

                  (g) Convertible Debentures. At the date hereof, $155,250,000 aggregate principal amount of the Convertible Debentures was outstanding; prior to the Call Date, the Company will duly authorize the redemption of all outstanding Convertible Debentures on the Expiration Time for the Redemption Consideration; the Common Shares to be issued upon conversion of the Convertible Debentures have been duly and validly authorized and when issued and delivered in accordance with the provisions of the Indenture and the Convertible Debentures will be validly issued, fully paid and non-assessable; the Convertible Debentures (in denominations of $1,000 or integral multiples thereof) are convertible into Common Shares credited as fully paid (rounded down to the nearest Common Share if not an integral number of Common Shares) at the adjusted conversion price per Common Share provided in the Indenture at the Expiration Time by surrender thereof to the Conversion Agent prior to the Expiration Time, and will continue to be so convertible until the Expiration Time;

                  (h) Listing of Common Shares. The outstanding Common Shares are listed on the NASDAQ National Market, and no action has been taken or, to the knowledge of the Company, threatened by NASDAQ with respect to the delisting or permanent suspension from trading of the Common Shares.

                  Section 4.2.  Representations and Warranties of
United Parties. Each of the United Parties hereby makes the following representations and warranties to, and agreements with, the Company (with such representations, warranties and agreements being made by the Investor only with respect to itself):

                  (a) Corporate Existence. The Investor is a company duly organized and validly existing as a public limited liability company under the laws of The Netherlands, and the Parent is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  (b) Authorization; Enforcement. Each of the United Parties has full power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement in accordance with its terms. Each of the United Parties has taken all necessary action to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of each of the United Parties enforceable in accordance with its terms (assuming due authorization, execution and delivery by the Company), subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) Compliance with Obligations. The execution and delivery by each of the United Parties of this Agreement does not, and the performance by each of the United Parties of its obligations hereunder and the transactions contemplated hereby will not (i) violate or constitute a breach of, or a default under, any charter or similar instrument, or any other agreement or instrument material to the United Group, taken as a whole, to which any member of the United Group is a party or which is binding on such member or any of their respective assets, (ii) violate or constitute a breach of, or a default under any indenture, credit agreement or similar instrument to which the Parent or Investor is a party or under which it may be bound, including without limitation the United Indentures, or (iii) violate any law, rule, regulation, judgment, order or decree of any court or any public, governmental or regulatory agency or body having jurisdiction over any member of the United Group or any of their respective properties or assets.

                  (d) Consents and Approvals. All consents, approvals, authorizations and orders of governmental or other third parties required for each of the United Parties to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been obtained.

                  (e) Investor Exchange Act Reports. Each of the Investor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, Preliminary Proxy Statement dated June 21, 1999 and Current Reports on Form 8-K dated June 15, 1999 and May 10, 1999 (collectively, the "Investor SEC Documents") has been duly and timely filed, and when filed was in substantial compliance with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Each of the Investor SEC Documents was correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Investor SEC Documents, since December 31, 1998, there has not been any change, or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or results of operations of the Investor and its Subsidiaries considered as a whole.

                  (f) Parent Exchange Act Reports. Each of the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, Proxy Statement dated June 24, 1999 and Current Reports on Form 8-K dated June 16, 1999, May 10, 1999 and April 26, 1999 (collectively, the "Parent SEC Documents") has been duly and timely filed, and when filed was in substantial compliance with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Each of the Parent SEC Documents was correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Parent SEC Documents, since December 31, 1998, there has not been any change, or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or results of operations of the Parent and its Subsidiaries considered as a whole.

                  (g) Status and Investment Intent. The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act and is accepting for delivery hereunder the Common Shares issuable upon conversion of the Convertible Debentures and the Private Placement Shares for its own account and (subject to its property being at all times within its control) not with a view to any public resale or distribution or other disposition thereof. The United Parties understand that any such Common Shares have not been registered under the Securities Act and, therefore, cannot be offered or resold without such registration under the Securities Act or unless an exemption from registration is available.

                  (h) Financial Advisors and Brokers. No investment banker, broker or finder is entitled to any financial advisory, brokerage or finder's fee or other similar payment from the United Parties based on agreements, arrangements or undertakings made by the United Parties, any of their Affiliates or any of their respective directors, officers or employees in connection with the transactions contemplated hereby, except that the Investor has agreed to pay compensation to Goldman Sachs International for their assistance in connection with such transactions.

                  (i) Ownership of Common Shares. As of the date hereof and as of the Call Date, the United Group does not beneficially own and will not beneficially own, directly or indirectly, any Common Shares.

                  (j) Permitted Basket Investments and Sale of Qualified Capital Stock. As of the Business Day immediately prior to the date hereof, the aggregate outstanding amount of Permitted Basket Investments made by the United Group was approximately $50,000,000, and the maximum aggregate amount of Permitted Basket Investments that could be made was approximately $120,000,000. The sale by the Parent of its Series C Cumulative Convertible Preferred Stock, as described in the preliminary offering memorandum, dated June 22, 1999, if completed, shall constitute a sale of Qualified Capital Stock for purposes of the United Indentures. Each of the United Parties has kept, observed, performed and fulfilled each and every covenant contained in the United Indentures in all material respects and is not in default in the performance or observance of any of the terms, provisions and conditions of the United Indentures.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1.  Covenants of Company.

                  (a) Registration Rights. The Company shall comply with the respective provisions regarding registration rights contained in
         Exhibit 2 and Section 2.5.

                  (b) Conversion Rights and Sale of Common Shares. The Company shall comply with the relevant provisions of the Indenture relating to the conversion by the Investor of any Convertible Debentures acquired by the Investor, including without limitation Section 1207 (Ability to Perform) thereof, and shall take all action necessary to ensure that any Common Shares to be issued and sold by it pursuant to Section 2.2 hereof are available to be issued and sold at the Private Placement Closing Date.

                  (c) Information. So long as the United Group owns directly or indirectly Common Shares in an amount at least equal to the Minimum Stake, the Company shall furnish to the Investor (i) as soon as publicly available after the close of each of the Company's fiscal years, a copy of the annual audit report relating to the Company and its consolidated subsidiaries prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") by the Company's independent public accountants, together with consolidated financial statements consisting of a balance sheet as of the end of such fiscal year and statements of operations and comprehensive income, shareholders' equity and cash flows for such fiscal year; and (ii) as soon as publicly available, copies of all financial statements and information, reports, notices and proxy statements sent by the Company in a general mailing to all its shareholders or otherwise made publicly avail able, of all reports on Forms 20-F and 6-K filed or furnished by the Company under the Exchange Act (if any), and of all final prospectuses included in registration statements of the Company at the time of effectiveness of such registration statements under the Securities Act, or filed pursuant to Rule 424 under the Securities Act.

                  (d) Director of Company.

                            (i) So long as the United Group directly or
                  indirectly owns Common Shares in an amount at least equal to the lesser of the Minimum Stake and eight (8) percent of the then outstanding Common Shares

                  (exclusive of any treasury Voting Securities held by the Company), the Company shall use its best efforts to cause one seat on its Board of Directors to be occupied by a person designated by the Investor (who shall be a member of the Board of Management or senior executive of the Investor, a national of a member state of the European Community and acceptable to the Company), and shall: (X) reserve one vacancy on the Board of Directors of the Company to be filled exclusively by such designee; (Y) include such designee in the slate of nominees recommended by the Board of Directors to the shareholders of the Company for election as director at each annual meeting of shareholders of the Company commencing with the next annual meeting of shareholders; and (Z) vote or cause to be voted all shares for which management of the Company holds proxies or is otherwise entitled to vote in favor of the election of such designee, provided, however, that the Company's best efforts shall not include the removal or resignation and replacement of an existing member of its Board of Directors. Until such designee of the Investor is elected to the Board of Directors of the Company, such designee shall have the right to attend and participate (but not vote) as an observer in the meetings of the Board of Directors as if such designee were a member of the Board of Directors. If a vacancy on the Company's Board of Directors occurs prior to the next general meeting of its shareholders, the Investor's designee shall be appointed to, and shall, fill the vacancy. The Investor agrees that any such designee shall enter into an agreement with the Investor, and the Investor shall cause such designee, to resign from the Board of Directors of the Company within a reasonable time if such designee shall cease to be a member of the Board of Management or senior executive of the Investor. In the event that any such designee shall cease to serve as a member of the Board of Directors of the Company for any reason (including his having ceased to be a member of the Board of Management or senior executive of the Investor), the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by another designee of the Investor (who shall be a member of the Board of Management or senior executive of the Investor, a national of a member state of the European Community and acceptable to the Company).

                           (ii) The Company agrees that any designee of the
                  Investor who is elected to serve or who is acting as an observer on the Board of Directors of the Company shall be furnished with all information generally provided to the Board of Directors of the Company and shall be entitled to the same perquisites and subject to the same obligations as the Company's other outside Directors (i.e., those directors who are not employees of the Company).

                  (e) Actions Affecting Share Price. From the date of this Agreement to the later of the Expiration Time and the Private Placement Closing Date, the Company shall, and shall procure that its Affiliates shall, refrain from taking any action that could reasonably be expected to result in a material adverse change in the publicly quoted price of the Common Shares, including, without limitation, the issuance of new Voting Securities by the Company, but excluding any action taken by the Company or an Affiliate to comply with applicable laws or regulations and excluding the issuance of Voting Securities upon the exercise of or pursuant to any rights to acquire such Voting Securities held by a Person at the date hereof.

                  (f) Dividends or Stock Splits. Prior to the date of acquisition by the Investor of Common Shares pursuant to the Backstop Facility and the Private Placement Closing Date (if greater than 3,000,000 Common Shares are not acquired by the Investor pursuant to the Backstop Facility), the Company shall not, and except in the ordinary cause of business shall not permit any of its Subsidiaries to
         (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions in the ordinary course of business by a direct or indirect Subsidiary of the Company to its shareholders in accordance with their respective interests, or (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                  (g) Listings Outside the United States. If at any time the Common Shares are admitted to listing on a securities exchange outside the United States, the Company agrees to amend or modify the legends or notations on the certificates representing the Common Shares acquired by the United Group pursuant to Sections 2.1 or 2.2 of this Agreement (and to issue replacement share certificates if necessary) to incorporate such legends or notations as are required under the rules of such exchange to permit trading of such Common Shares on such exchange, provided that such Common Shares shall bear the legend set forth in Section 8.3 and that any sale or transfer of such Common Shares shall be in accordance with and subject to the terms and conditions set forth in this Agreement.

                  Section 5.2.  Covenants of Parent and Investor.

                  (a) Transfers. Subject to Sections 2.4 and except as set forth in Section 2.3(b), all of the Common Shares acquired by the United Group under Sections 2.1 and 2.2 of this Agreement (collectively, the "Covered Securities") shall be transferable to Persons that are not members of the United Group only in accordance with the transfer restrictions set forth in Article VII of this Agreement.

                  (b)  Voting of Common Shares and Other Voting
         Securities. The United Parties agree with the Company that during the Standstill Period:

                  (i) The United Group will not (X) deposit any Common Shares or other Voting Securities in a voting trust or subject any Common Shares or other Voting Securities to any arrangement or agreement with respect to the voting of such Common Shares or Voting Securities if the purpose of such voting trust or arrangement relates to control of the Company; or (Y) solicit or grant proxies or become a participant in a "solicitation" (as such term is defined in Regulation 14A under the Exchange Act as in effect on the date hereof, and notwithstanding that the Company is not subject to Regulation 14A) if such proxy relates to control of the Company, in opposition to the recommendation of the Board of Directors of the Company;

                           (ii) The United Group will at all times vote or cause
                  to be voted its Common Shares and other Voting Securities in accordance with the recommendation of the Board of Directors of the Company with respect to (X) any nominations for the Board of Directors of the Company; and (Y) the proposed merger of the Company with Central European Media Enterprises Ltd., unless in each case voting in accordance with such recommendation would constitute an actionable breach of the statutory fiduciary obligations of the management of the United Parties to their shareholders; and

                          (iii) The Investor, as holder of Common Shares, and
                  any other member of the United Group that is the direct or indirect beneficial owner of Common Shares and other Voting Securities, shall be present or cause to be present, in person or by proxy, at all meetings of shareholders of the Company with respect to which each such holder receives notice, so that all Common Shares or other Voting Securities owned by each such holder may be counted for the purpose of determining the presence of a quorum at such meetings.

                  (c) Actions Affecting Share Price. From the date of this Agreement to the later of the Expiration Time and the Private Placement Closing Date, the United Parties shall, and shall procure that their Affiliates and any financial advisors shall, refrain from taking any action that could reasonably be expected to result in a material change in the publicly quoted price of the Common Shares, excluding any action taken by the United Parties or an Affiliate to comply with applicable laws and regulations.

                  (d)  Permitted Investments.

                  (i) The United Group shall not make any Permitted Basket Investment (other than pursuant to Sections 2.1 and 2.2 of this Agreement or Permitted Basket Investments that in the aggregate do not exceed $45,000,000 (such amount, the "Temporary United Basket")) prior to the RA Status Date, unless and solely to the extent the United Parties shall be permitted under the United Indentures to make Permitted Basket Investments (in addition to existing Permitted Basket Investments at that time) in an aggregate amount that exceeds $150,000,000 (less the amount of any Permitted Basket Investments made under the Temporary United Basket), in which circumstance the United Parties shall promptly so notify the Company (such notice, a "Basket Availability Notice"). If the United Parties are permitted to deposit the Redemption Consideration and purchase the Convertible Debentures to be acquired by the Investor pursuant to the Backstop Facility and the Private Placement Shares as Permitted Basket Investments without a default under the United Indentures occurring as a consequence of such purchases, such purchases shall be made as Permitted Basket Investments, provided that, subject to
                  Section 3.3, the United Parties shall not be relieved of their obligations to purchase Convertible Debentures or

                  Private Placement Shares under this Agreement if they are not permitted to make such purchases as Permitted Basket Investments.

                           (ii) If at the RA Status Date the Company is
                  designated a Restricted Affiliate pursuant to Sections 3.3(vi) and 3.4(vi) and the letter agreement the form of which is attached as Exhibit 5, the United Group shall not make any Permitted Basket Investments other than Permitted Basket Investments the aggregate amount of which does not exceed the Temporary United Basket until (X) the Company (and any Subsidiary or Affiliate of the Company that has been designated by the Board of Directors of the Parent as a Restricted Affiliate) are designated by the Board of Directors of the Parent not to be Restricted Affiliates and the Company is notified of such designation in writing by the Parent, (Y) the United Group disposes of all Voting Securities directly or indirectly owned by it (subject to and in accordance with the terms and conditions of this Agreement) or (Z) as a result of an amendment to the United Indentures or otherwise, the Company (and any Subsidiary or Affiliate of the Company that has been designated by the Board of Directors of the Parent as a Restricted Affiliate) are not Restricted Affiliates and are not subject to any obligations under this Agreement or the letter agreement entered into pursuant to Sections 3.3(vi) and 3.4(vi) as a result of such status (each of the events or circumstances described in clauses (X),(Y) and (Z) being referred to herein as a "RA Status Termination
                  Event")

                                   ARTICLE VI

                               FURTHER AGREEMENTS

                  Section 6.1. Cooperation. Subject to the terms and conditions of this Agreement, the Company and the United Parties agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the terms of this Agreement and the transactions contemplated hereby.

                  Section 6.2. Fees and Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 8.1 hereof, and except as may otherwise be specifically provided in this Agreement, each party shall pay the fees and expenses of its counsel, accountants, investment bankers, brokers, finders and other advisors and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  Section 6.3. Publicity. The Company and the United Parties agree to consult with each other and to coordinate the issuance of any press release or similar public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby; provided, however, that no party shall be restrained, after consultation with the other party, from making such disclosure as it shall be advised by counsel it is required to make by law, administrative regulation or guidance or by the regulations of any stock exchange.

                                   ARTICLE VII

                              TRANSFER RESTRICTIONS

                  Section 7.1. Transfer Restrictions. (a) Except as otherwise expressly permitted by this Agreement and subject to the exceptions set forth in
Section 2.4, prior to one year from the date hereof, the United Group shall not sell or otherwise transfer any Covered Securities or interest therein without obtaining the prior written approval of the Company, provided that if the Company or any of its Subsidiaries or Affiliates have been designated Restricted Affiliates and are still so designated on August 31, 1999, the United Parties shall, commencing on such date, promptly sell or otherwise transfer all the Common Shares acquired pursuant to Sections 2.1 and 2.2 (or less than all such Common Shares if as a result of and immediately following such sale or transfer the Board of Directors of the Parent shall be permitted under the United Indentures to, and shall, designate the Company (and any of its Subsidiaries or Affiliates that have been designated Restricted Affiliates) not to be Restricted Affiliates), which sale or transfer shall not be subject to the Company's rights of first refusal set forth in Section 7.2 and the Company (and any Subsidiaries or Affiliates that have been so designated) shall remain Restricted Affiliates until the earlier of (i) the date a RA Status Termination Event occurs and (ii) the later of (X) August 31, 1999 and (Y) the date 10 Business Days after a registration statement covering such Common Shares is declared effective by the U.S. Securities and Exchange Commission, provided that during such 10 Business Day period no stop order covering such registration statement has been issued, such registration statement has not been withdrawn by the Company and such registration statement is not required to be amended. Immediately following such date the Board of Directors of the Parent shall designate the Company (and any of its Subsidiaries or Affiliates that have been designated Restricted Affiliates) not to be Restricted Affiliates.

         (b) Commencing one year from the date hereof, the United Group shall be permitted to sell or transfer Covered Securities, subject to the Company's rights of first refusal set forth in Section 7.2 below, provided that all such sales or transfers of Common Shares shall be in compliance with all applicable laws and regulations, including securities laws and regulations. For avoidance of doubt, the United Group shall not be required to sell or transfer Common Shares pursuant to the registration rights set forth in Section 2.5 and Exhibit 2 if other means of sale or transfer that are exempt from the registration requirements of the Securities Act and otherwise in compliance with this Agreement are available, although any registration of Common Shares shall be in accordance with such provisions.

                  Section 7.2.  Company's Right of First Refusal

                  Subject to the other provisions of this Agreement and except as provided in Section 7.1(a), prior to making any offer to sell, sale or transfer of any Covered Securities or request for registration of Common Shares, the United Parties shall give the Company the opportunity to purchase such Covered Securities in the following manner:

                  (a) The United Parties shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed transferee(s) or the proposed manner of sale to trans ferees not then known, the amount of Covered Securities proposed to be sold, the proposed price per share therefor (which price may be a price determined by application of a formula, such as the average closing price for such Covered Securities on NASDAQ or the principal stock exchange on which such Covered Securities are then listed for a specified number of days prior to a sale date) (the "Transfer Price"), the other material terms upon which such sale is proposed to be made and all other relevant information reasonably requested by the Company. In the case of proposed sales to be made in accordance with the volume limitations set forth in paragraphs (e)(1) and (e)(2) of Rule 144 under the Securities Act (in the case of paragraph (e)(2), without giving effect to the reference to subsection (k) of such Rule), the Transfer Price shall be deemed to be the Average Market Price per Common Share on the day prior to the giving of the Transfer Notice.

                  (b) The Company shall have the right, exercisable by written notice given by the Company to the Parent or Investor within five (5) Business Days after receipt of such Transfer Notice, to purchase all or a portion of the Covered Securities specified in the Transfer Notice, for cash at a price per share equal to the Transfer Price.

                  (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall take place no later than fifteen (15) Business Days after the later of (i) the Company's giving of notice of such exercise and (ii) the end of such period of time as the Company and the United Parties may reasonably require in order to comply with applicable laws and regulations. Upon exercise by the Company of the right of first refusal under this Section 7.2, the Company and the United Parties shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required and to comply with all applicable laws and regulations and stock exchange listing requirements in connection therewith as soon as practicable.

                  (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the United Group shall be free (i) during the period of 60 calendar days following the earlier of the giving of notice by the Company that it does not intend to exercise such right of first refusal and the expiration of such time for exercise or (ii) in the case of a registration of such securities for sale in accordance with Section 5.1(a), within 90 calendar days of the related registration statement becoming effective, to sell or contract to sell the Covered Securities specified in such Transfer Notice, provided that the price per Covered Security is (X) at least as high as the Transfer Price, (Y) determined by the same formula as the Transfer Price or a formula that is more favorable economically to the United Parties or (Z) in the case of proposed sales to be made in accordance with the volume limitations set forth in paragraphs (e)(1) and (e)(2) of Rule 144 under the Securities Act (in the case of paragraph (e)(2), without giving effect to the reference to subsection (k) of such Rule), determined in accordance with the provisions of

         Rule 144 in the manner and on terms no less favorable economically to the United Parties than were specified in the Transfer Notice. Covered Securities not so sold or contracted to be sold by the United Parties within such period shall remain subject to Section 7.1 and shall again become subject to the procedures provided in this Section 7.2.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Termination. (a) This Agreement may be terminated at any time prior to the Call Date:

                    (i) By mutual action of the Company and the United Parties.

                   (ii) By the United Parties, if the conditions set forth in
         Section 3.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) or waived on or before the Call Date.

                  (iii) By the Company, if the conditions set forth in Section
         3.4 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) or waived on or before the Call Date.

                   (iv) By either the Company or the United Parties if the Call Date shall not have occurred on or before June 30, 1999 as a result of events or circumstances not directly controlled by the Company, and by the United

         Parties only if the Call Date shall not have occurred on or before June 30, 1999 because of events or circumstances directly controlled by the Company.

                  In the event of the termination of this Agreement pursuant to this clause (a), this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or its shareholders, or directors or officers in respect thereof, except for the obligations of the parties in Section 6.2, and except that nothing herein will relieve any party from liability for any breach of this Agreement (except a breach of the repre sentations and warranties of the Company or the United Parties in Sections 4.1 or 4.2, as the case may be) prior to such termination. No party shall in any event be liable to the other party for loss of anticipated profits from the transactions contemplated by this Agreement or for any other consequential damages arising out of the termination of this Agreement.

                  (b) All rights and obligations of the United Parties under this Agreement shall terminate at such time as the United Group ceases to own, directly or indirectly (not as a result of a breach of this Agreement) at least one percent (1%) of the then outstanding Common Shares (exclusive of treasury Voting Securities held by the Company) or, at the option of the United Parties (which shall be exercised jointly), if the Investor acquires less than 7.5% of the then outstanding Common Shares (exclusive of treasury Voting Securities held by the Company) in connection with the Backstop Facility and the Investor does not acquire any Private Placement Shares as a result of a failure of the conditions precedent set forth in Section 3.3, provided that if the Company has been designated a Restricted

Affiliate, at the time of such termination the Company (and any Subsidiary or Affiliate that may be subject to or affected by Restricted Affiliate status) have been designated by the Board of Directors of the Parent not to be Restricted Affiliates and are not subject to any obligations under this Agreement or the letter agreement entered into pursuant to Sections 3.3(vi) and 3.4(vi) as a result of such status.

                  (c) The United Parties' rights and obligations under Section
2.5 and Exhibit 2 shall terminate at such time as the United Group ceases to own at least five percent (5%) of the then outstanding Common Shares (exclusive of treasury Voting Securities held by the Company), unless the United Group holds at least one percent (1%) of the then outstanding Common Shares (exclusive of treasury Voting Securities held by the Company) and in connection with a request for registration the United Parties provide the Company with an opinion satisfactory to the Company of nationally recognized U.S. counsel that the United Parties are "affiliates" of the Company at that time for purposes of Rule 144 under the Securities Act, in which case such rights and obligations shall not terminate with respect to the registration requested.

                  Section 8.2. Survival of Representations and Warranties. The representations, warranties, agreements and covenants contained in this Agreement shall survive the acquisition by the Investor of Common Shares pursuant to the Backstop Facility or at the Private Placement Closing.

                  Section 8.3. Legend. The certificates evidencing the Covered Securities (unless a registration statement with respect to such securities referred to in Exhibit 2 is then effective) shall bear the following legend until such time as the United Parties or any transferee thereof deliver an opinion of nationally recognized U.S. counsel, such opinion and counsel to be reasonably acceptable to the Company, to the effect that such legend is no longer required under the Securities Act:

                  THESE SECURITIES WERE ACQUIRED WITHOUT REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE INVESTMENT AGREEMENT, DATED AS OF JUNE 29, 1999, BY AND BETWEEN SBS BROADCASTING S.A. AND UNITED PAN-EUROPE COMMUNICATIONS N.V. AND UNITED INTERNATIONAL HOLDINGS, INC. AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.



                  The Company may also instruct its transfer agent, State Street Bank and Trust Company, not to register the transfer of any Covered Securities except under the circumstances contemplated herein.

                  Section 8.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

                  Section 8.5. Specific Enforcement. Each of the Company and the United Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the

United States, Luxembourg or The Netherlands thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled by law or equity.

                  Section 8.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and will supersede and replace all prior oral or written agreements covering the matters contemplated in this Agreement, including the Indicative Term Sheet, dated 20 May 1999, initialed by the Company and the Investor (except for the paragraph headed "The Joint Venture Transaction" thereof), and the Letter of Intent, dated June 8, 1999, by and between the Company and the Investor. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Time shall be of the essence of this Agreement.

                  Section 8.7. Counterparts. This Agreement may be executed by the parties hereto in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 8.8. Notices. All notices or services of process provided for herein shall be validly given or served, as the case may be, if in writing and delivered personally, or by confirmed facsimile (followed promptly by an original copy of such notice or service of process delivered by registered mail), if to:

         The Company:

                  SBS Broadcasting S.A.
                  8-10 rue Mathias Hardt
                  L-1717 Luxembourg

                  Attention:  Corporate Secretary

                  Facsimile:  +35 2 40 7804

         With copies to:

                  SBS Broadcasting S.A.
                  36 Ives Street
                  London SW3 2ND, England

                  Attention:  Corporate Secretary

                  Facsimile:  +44 171 590 3601

         and

                  Sullivan & Cromwell
                  St. Olave's House
                  9a Ironmonger Lane
                  London EC2V 8EY, England

                  Attention:  William A. Plapinger

                  Facsimile:  +44 171 710 6565

         The Investor:

                  United Pan-Europe Communications N.V.
                  Fred. Roekestraat 123
                  1070 BT Amsterdam
                  The Netherlands

                  Attention:  Anton Tuijten

                  Facsimile:    1-20-778-9871

         The Parent:

                  United International Holdings, Inc.
                  4643 South Ulster Street, #1300
                  Denver, Colorado 80237, U.S.A.

                  Attention:  President and Legal Department

                  Facsimile:  +1 303 770 4207

         With copies to:

                  Clifford Chance
                  Apollolaan 171
                  1077 AS Amsterdam
                  The Netherlands

                  Attention:  W.J. Placke and Joachim Fleury

                  Facsimile:  +31-20-577-7222

         and

                  Holme Roberts & Owen LLP
                  1700 Lincoln, Suite 1400
                  Denver, Colorado 80203
                  U.S.A.

                  Attention:  W. Dean Salter

                  Facsimile:  +1 303 866 0200


or to such other address or facsimile number as either party may, from time to time, designate in a written notice given to the other party in a like manner.
                  Section 8.9. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
                  Section 8.10.  Beneficial Ownership.  In determining
any Person's ("First Person") direct or indirect beneficial ownership of the securities of any other Person ("Second Person") pursuant to this Agreement, there shall not be included any securities of the Second Person held by any other Person ("Third Person") with respect to which the First Person owns directly or indirectly less than 10% of such Third Person's outstanding Voting Securities solely as a result of such ownership.
                  Section 8.11. Adjustment of Amounts of Common Shares. If at any time, the Company shall (i) pay a dividend or make a distribution on the Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, then in each such case the Minimum Stake specified in Section 2.2 shall be adjusted so that, after the happening of any of the events described above in this sentence, the Minimum Stake shall equal a number equal to the Minimum Stake (or such other amount as the Minimum Stake may have been adjusted to from time to time) multiplied by the number of Common Shares (including fractions, if applicable) that a holder of Common Shares would hold or be entitled to receive immediately after such happening in respect of each Common Share held by such holder immediately prior to such happening. Any adjustments made pursuant to the immediately preceding sentence shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.
                  Section 8.12.  Submission to Jurisdiction; Consent to
Service of Process. With respect to any claim arising out of this Agreement (a) each of the Company and the United Parties irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York and (b) each of the Company and the United Parties irrevo cably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party; provided, however, that nothing in this Section 8.12 shall be deemed to preclude the Company, or the United Parties from bringing an action or proceeding in respect of any such agreement in any other jurisdiction. Each of the Company and the United Parties agrees that service of process upon it in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 8.8. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IT MAY HAVE IN CONNECTION WITH ANY SUCH SUIT, ACTION OR PROCEEDING.
                  Section 8.13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.
                  Section 8.14.  Successors and Assigns.  This
Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. No third party is intended to have any rights by reason of, or to enforce, any provision of this Agreement. Neither party may assign this Agreement or any rights hereunder. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.
                  Section 8.15.  Governing Law.  This Agreement shall
be governed by and construed and enforced in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, each of the Company, the Parent and the Investor have caused this Agreement to be duly executed by their respective authorized directors or officers as of the date first above written.

                                          SBS BROADCASTING S.A.

                                          By: /s/ Harry E. Sloan
                                          Name:  Harry E. Sloan
                                          Title: Chairman and Chief
                                                 Executive Officer


                                          UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                          By: /s/ Mark Schneider
                                          Name:  Mark Schneider
                                          Title: Managing Director



                                          By: /s/ A.H.E. van Voskuijlen
                                          Name:  A.H.E. van Voskuijlen
                                          Title: Managing Director



                                          UNITED INTERNATIONAL HOLDINGS, INC.



                                          By: /s/ Michael T. Fries
                                          Name:  Michael T. Fries
                                          Title: President

                                                               Exhibit 1 to
                                                       Investment Agreement


                                   DEFINITIONS


                  "Acquired Indebtedness" has the meaning assigned to it in each United Indenture.

                  "Acquisition Rights" means rights to acquire beneficial ownership of Voting Securities that are exerciseable within 60 days, including but not limited to any right to acquire Voting Securities:

                  (i) through the exercise of any option, warrant or right;
                  (ii)        through the conversion of a security;
                  (iii) pursuant to the power to revoke a trust, discretionary accounts or similar arrangement; or
                  (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement;

provided, that any Voting Securities not outstanding that are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding Voting Securities owned by such Person or 13D Group but shall not be deemed to be outstanding for the purpose of computing the percentage of Voting Securities held by any other Person or 13D Group.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means the Investment Agreement, dated as of June 29, 1999, by and between the Company and the United Parties, as it may be amended from time to time.

                  "Average Market Price" of any security on any date means the average of the daily closing prices for such security for the 20 consecutive trading days prior to the day before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ National Market or, if such security is not listed or admitted to trading on such Market or the principal securities exchange on which such security is then listed or admitted to trading or, if not listed or admitted to trading on any securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

                  "Backstop Facility" has the meaning ascribed to it in
Section 2.1(a) of the Agreement.

                  "Backstop Price" has the meaning ascribed to it in
Section 2.1(b) of the Agreement.

                  "Basket Availability Notice" has the meaning ascribed to it in Section 5.2(d)(i) of the Agreement.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which banks are open for business, are not required or permitted to be closed and are carrying out transactions in U.S. Dollars in Amsterdam, London or The City of New York.

                  "Call Date" has the meaning ascribed to it in Section
3.3 of the Agreement.

                  "Common Shares" means the common shares of the Company, par value $1.50 per share, subject to Section 8.11.

                  "Company" has the meaning ascribed to it in the recitals to the Agreement.

                  "Conversion Agent" means, for purposes of the Backstop Facility, State Street Bank and Trust Company, acting in its capacity as "Conversion Agent" under the Indenture.

                  "Convertible Debentures" has the meaning ascribed to it in the recitals to the Agreement.

                  "Covered Securities" has the meaning ascribed to it in Section 5.2(a) of the Agreement.

                  "Disqualified Capital Stock" has the meaning assigned to it in each United Indenture.

                  "Equity Interest" has the meaning assigned to it in each United Indenture.

                  "Exchange Act" has the meaning ascribed to it in
Section 2.4 of the Agreement.

                  "Expiration Time" has the meaning ascribed to it in
Section 2.1(a) of the Agreement.

                  "First Person" has the meaning ascribed to it in
Section 8.10 of the Agreement.

                  "Group" means a group of Persons or their Affiliates acting in concert in connection with any of the activities contemplated by the Agreement.

                  "Indebtedness" has the meaning assigned to it in each United Indenture.

                  "Indenture" has the meaning ascribed to it in the recitals to the Agreement.

                  "Investment" has the meaning assigned to it in the United Indentures.

                  "Investor" has the meaning ascribed to it in the recitals to the Agreement.

                  "Investor SEC Documents" has the meaning ascribed to it in Section 4.2(e) of the Agreement.

                  "Minimum Stake" has the meaning ascribed to it in
Section 2.2 of the Agreement.

                  "Net Cash Proceeds" has the meaning ascribed to it in each United Indenture.

                  "Parent" has the meaning ascribed to it in the recitals to the Agreement.

                  "Parent SEC Documents" has the meaning ascribed to it in Section 4.2(f) to the Agreement.

                  "Parent's Share" means, from time to time, the Parent's Pro Rata Share (as defined in each United Indenture) in the Investor at that time.

                  "Permitted Basket Investment" means any Investment permitted under clause (e) of the definition of "Permitted Investment" in each United Indenture.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Private Placement Closing" and "Private Placement Closing Date" have the meanings ascribed to them in Section 3.2 of the Agreement.

                  "Private Placement Shares" has the meaning ascribed to it in Section 2.2 of the Agreement.

                  "Purchase Agent" has the meaning ascribed to it in
Section 2.1(b) of the Agreement.

                  "Qualified Capital Stock" has the meaning assigned to it in each United Indenture.

                  "RA Status Date" has the meaning ascribed to it in
Section 3.3(vi) of the Agreement.

                  "RA Status Termination Event" has the meaning ascribed to it in Section 5.2(d)(ii) of the Agreement.

                  "Redemption Consideration" has the meaning ascribed to it in Section 2.1(a) of the Agreement.

                  "Redemption Price" has the meaning ascribed to it in the Indenture.

                  "Registrable Securities" means any Common Shares and any securities of the Company distributed with respect to such Common Shares, in each case directly or indirectly beneficially owned by the Investor in accordance with Article II of the Investment Agreement.

                  "Related Business" has the meaning assigned to it in each United Indenture.

                  "Restricted Affiliate" has the meaning assigned to it under the United Indentures.

                  "Restricted Payment" has the meaning assigned to it in each United Indenture.

                  "SEC" has the meaning ascribed to it in Section 2.4 of the Agreement.

                  "SEC Documents" has the meaning ascribed to it in
Section 4.1(e) of the Agreement.

                  "Second Person" has the meaning ascribed to it in
Section 8.10 of the Agreement.

                  "Securities Act" has the meaning ascribed to it in
Section 2.5 of the Agreement.

                  "Standstill Amount" means, at any time, Common Shares and other Voting Securities that, taken together, represent 20% of the aggregate voting rights in the Company attributable to all Common Shares and other Voting Securities outstanding at that time (exclusive of any treasury Voting Securities held by the Company).

                  "Standstill Period" has the meaning ascribed to it in
Section 2.3(a) of the Agreement.

                  "Subsidiary" means, with respect to any Person, any other Person of which shares of capital stock or other interests having a majority of the general voting power in electing the board of directors (or body exercising similar authority) are, at the time as of which any determination is being made, beneficially owned by the first Person.

                  "Temporary United Basket" has the meaning ascribed to it in Section 5.2(d)(i) of the Agreement.

                  "Third Person" has the meaning ascribed to it in
Section 8.10 of the Agreement.

                  "13D Group" has the meaning ascribed to it in Section
2.4 of the Agreement.

                  "Threshold Amount" has the meaning ascribed to it in
Section 2.4 of the Agreement.

                  "Transfer Notice" has the meaning ascribed to it in
Section 7.2(a) of the Agreement.

                  "Transfer Price" has the meaning ascribed to it in
Section 7.2(a) of the Agreement.

                  "Trustee" has the meaning ascribed to it in the recitals to the Agreement.

                  "United Group" means the Parent and its Affiliates and Subsidiaries (excluding any Affiliate that is a Person exercising control over the Parent, except members of the Schneider family and their agents or affiliates and any Persons exercising control that have acquired their shareholding from members of the Schneider family or their agents or affiliates, for so long as such Persons do not hold Voting Securities as part of a voting arrangement, group or pursuant or subject to an agreement with the other Persons in the United Group).

                  "United Indentures" means the Indenture, dated as of February 5, 1998, by and between the Parent and Firstar Bank of Minnesota, N.A., as trustee, and the Indenture, dated as of April 29, 1999, by and between the Parent and Firstar Bank of Minnesota, N.A., as trustee.

                  "United Parties" has the meaning assigned to it in the recitals to the Agreement.

                  "U.S. GAAP" has the meaning assigned in Section
5.1(c) of the Agreement.

                  "Voting Securities" of the Company (or in the case of Section 8.10, the Third Person) means every share of any class of capital stock of the Company (or in the case of Section 8.10, the Third Person) that ordinarily has voting power for the election of directors (or similar governing body) of the Company (or in the case of Section 8.10, the Third Person), whether at all times or only so long as no senior class of capital stock has such voting power by reason of the occurrence of any contingency.

                                                                    Exhibit 2 to
                                                            Investment Agreement



                               REGISTRATION RIGHTS



                  Section 1. Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective one year after the later of the Expiration Time and the Private Placement Closing Date, unless the transfer restrictions set out in Section 7.1(a) of the Agreement shall not apply solely because of the acquisition of Common Shares by a Person or 13D Group in the circumstances described in Section 2.4(ii) of the Agreement, in which case such registration rights shall become effective at such time as such transfer restrictions become inapplicable.

                  Section 2.  Registration on Request.

                  2.1. Notice. Upon written notice of the United Parties requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by them, which notice shall specify, subject to the terms of the Agreement, the intended method or methods of disposition of such Registrable Securities, and subject to the Company's right of first refusal under Section 7.2 of the Agreement, the Company will use its best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                  (a) if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to this
         Section 2 or Section 3, the Company shall not be required to effect a registration pursuant to this Section 2 until a period of 60 days shall have elapsed from the effective date of the most recent such previous registration;

                  (b) if, in the reasonable judgment of the Company, a registration at the time and on the terms requested would adversely affect any public financing by the Company that had been contemplated by the Company prior to the notice by the United Parties requesting registration, the Company shall not be required to file a registration statement in connection with such request pursuant to this Section 2 until the earlier of (i) 150 days after the date of the request for such registration and (ii) the termination of any "black out" period required by the underwriters, if any, in connection with such financing;

                  (c) if, while a registration request is pending pursuant to this Section 2, the Company determines in good faith that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with SEC requirements, the Company shall not be required to file a registration statement in connection with such request pursuant to this Section 2 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material and (ii) 150 days after the date of the request for such registration; and

                  (d) the United Parties shall have the right to exercise registration rights pursuant to this Section 2 up to two times; provided, however, that any such exercise shall relate to not less than 1,000,000 Registrable Securities with respect to the first registration requested or 500,000 Registrable Securities with respect to the second registration requested.

                  2.2. Registration Expenses. The United Parties shall pay up to the first $200,000 of the expenses of the Company related to the registration, offer and sale of Registrable Securities pursuant to this Section 2, including without limitation filing and registration fees, accounting fees and disbursements, printing costs, fees and expenses of counsel to the Company and listing fees and expenses (collectively, the "Shared Expenses"). The United Parties shall pay all underwriting fees and expenses, roadshow expenses incurred by the Company, the United Parties and the underwriters and transfer taxes attributable to Common Shares sold by them and all fees and expenses of their counsel (collectively, "Other Expenses"); provided that in no event shall the United Parties be required to pay any internal costs of the Company. The Shared Expenses and Other Expenses are referred to herein collectively as the "Registration Expenses".

                  2.3. Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (excluding the Company in a primary offering of its Voting Securities) as part of any registration of Registrable Securities requested pursuant to this Section 2, provided that the Company shall not have the right to cause the registration of such securities if:

                  (a) in the reasonable judgment of the United Parties, registration of such securities would adversely affect the offering and sale of Registrable Securities then contemplated by United Parties, until the earlier of (i) 90 days after the completion or abandonment of such financing and (ii) the termination of any "black-out" period required by the underwriters, if any, in connection with such financing, or

                  (b) the United Parties do not receive assurances satisfactory to them that the Person for which such securities are being registered will pay its pro rata share of the Registration Expenses pursuant to
         Section 2.2, including their pro rata share of the first $200,000 of the Shared Expenses (provided that for purposes of this clause (b), the guarantee by the Company to the United Parties of payment of such Registration Expenses shall be satisfactory assurance to the United Parties).

                  2.4. Broad Distribution. The Company shall be required to register Registrable Securities pursuant to this Section 2 only if such Registrable Securities are to be offered and sold in a broad distribution within or outside the United States (or simultaneously in both).

                  Section 3.  Incidental Registration

                  3.1. Notice and Registration. If the Company proposes to register any of its Voting Securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to the United Parties of its intention to do so, and upon the written request of the United Parties delivered to the Company within 15 Business Days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the United Parties and the intended method of disposition thereof), subject to the Company's right of first refusal under Section 7.2 of the Investment Agreement, the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the United Parties, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

                  (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company shall give written notice of such determination to the United Parties and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2, which for purposes of this paragraph 3.1(a) shall include its pro rata share of the first $100,000 of the Shared Expenses), without prejudice, however, to the rights of the United Parties immediately to request that such registration be effected as a registration under Section 2;

                  (b) the Company will not be required to effect any registration of Registrable Securities under this Section 3 if, in the reasonable judgment of the Company, inclusion of any Registrable Securities in the Company's registration statement at that time would adversely affect the Company's own financing; and

                  (c) the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

                  (d) subject to Section 2.1(d), no registration of Registrable Securities effected under this Section 2 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

                  3.2. Registration Expenses. The Company will pay all Shared Expenses related to the registration, offer and sale of securities pursuant to
Section 3; provided that with respect to any such registration the United Parties shall pay (i) to the Company up to the first $100,000 of the Shared Expenses; and (ii) their share of all Other Expenses attributable to the Registrable Securities (which shall include all the fees and expenses of their own counsel); and provided further, that in no event shall the United Parties be required to pay any internal costs of the Company.

                  3.3. Broad Distribution. The Company shall be required to register Registrable Securities pursuant to this Section 3 only if such Registrable Securities are to be offered and sold in a broad distribution within or outside the United States (or simultaneously in both).

                  Section 4.  Registration Procedures.

                  4.1. Registration and Qualification. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, the Company will as promptly as is reasonably practicable:

                  (i) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the United Parties and the expiration of 90 days after such registration statement becomes effective;

                  (iii) furnish to the United Parties, and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of the United Parties, or managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the United Parties or such underwriter may reasonably request;

                  (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such States of the United States as the United Parties or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the United Parties or any underwriter to consummate the disposition in such States of the United States of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (v) furnish to the United Parties, addressed to each of them,
         (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the United Parties may reasonably request; and

                  (vi) immediately notify the United Parties at any time when the Company is aware that a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the United Parties, prepare and furnish to the United Parties a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

The Company may require the United Parties to furnish the Company such information regarding themselves and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

                  (b) Each of the United Parties agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(a)(vi) hereof, it will forthwith discontinue dispositions of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by it of the copies of the supplemented or amended prospectus contemplated by Section 4.1(a)(vi) hereof.

                  (c) Subject to Section 3.1(a) and Section 4.1(a)(ii), if a public offering is not completed within 90 days after the effective date of any registration statement filed pursuant to Section 2 or Section 3, the Company shall, at its option or at the request of the United Parties, withdraw from registration any Registrable Securities which have not been sold during such period.

                  4.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in the underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 7 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.1(v). Each of the United Parties shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter, shall also be made to and for the benefit of the United Parties.

                  (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to
Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, each of the United Parties shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by the United Parties and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section
7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the United Parties.

                  Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the United Parties and the underwriters, if any, and their respective counsel (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the United Parties and the Inspectors, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or
(iv) the release of such Records is ordered pursuant to a subpoena or other order. Each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

                  Section 6.  Holdback Agreements.

                  (a) Restriction on Public Sale by the United Parties. Each of the United Parties agrees not to effect any substantial public sale or distribution of Voting Securities of the Company during the ten days prior to, and during the 30-day period beginning on, the later of the effective date of a registration statement and the commencement of a public offering under a registration statement (except as part of such registration statement or offering), if requested by the Company in the case of a non-underwritten public offering or if requested by the managing underwriter (or underwriters) in the case of an underwritten public offering.

                  (b)  Restriction on Public Sale by the Company.  The
                       -----------------------------------------
Company agrees not to effect any substantial public sale or distribution of its Voting Securities (other than any sale or distribution of such securities in connection with any offering of securities under an employee or director benefit plan or dividend reinvestment plan) during the ten days prior to, and during the 30-day period beginning on, the later of the effective date of a registration statement, and the commencement of a public offering under a registration statement, filed pursuant to Section 2 hereof (except as part of such registration statement or offering).

                  Section 7.  Indemnification and Contribution.  (a)
In the event of any registration of any Registrable Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless the United Parties, their respective directors and officers, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls the United Parties or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information expressly furnished to the Company by the United Parties or such underwriter for use in connection with the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the United Parties or any such underwriter and shall survive the transfer of such securities by the United Parties. The Company also shall agree to provide provision for contribution as shall be reasonably requested by any underwriters in circumstances where such indemnity is held unenforceable.

                  (b) Each of the United Parties, by virtue of exercising its registration rights hereunder, agrees and undertakes severally to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this

Section 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information expressly furnished by it to the Company for use in connection with such registration statement, preliminary prospectus or final prospectus included therein or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the registered securities by such holder of Registered Securities. Each of the United Parties also shall agree to provide provision for contribution as shall reasonably be requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified Person in respect of which indemnity may be sought pursuant to this Section, such indemnified Person shall promptly notify the indemnifying Person in writing and the indemnifying Person, upon request of the indemnified Person, shall retain counsel satisfactory to the indemnified Person to represent the indemnified Person and any others the indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified Person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified Person unless (i) the indemnifying Person shall have failed to retain counsel for the indemnified Person as aforesaid,
(ii) the indemnifying Person and such indemnified Person shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified Person representation of such indemnified Person by the counsel retained by the indemnifying Person would be inappropriate due to actual or potential differing interests between such indemnified Person and any other Person represented by such counsel in such proceeding. The indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there by a final judgment for the plaintiff, the indemnifying Person agrees to indemnify the indemnified Person from and against any loss or liability by reason of such settlement or judgment.

                  (d) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 7 (with appropriate modifications) shall be given by the Company and the United Parties with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority of the United States other than the Securities Act.

                  Section 8. Participation in Underwritten Registrations. Each of the United Parties may not participate in any underwritten registration hereunder unless it (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, agreements of contribution, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

                  Section 9.  Benefits of Registration Rights.  The
                              -------------------------------
Company shall not be obligated to effect any registration pursuant to Section 2.1 or Section 3.1 hereof if, in the written opinion of counsel to the Company who shall be reasonably satisfactory to the United Parties, the intended method or methods of disposition of any Registrable Securities by the United Parties may be effected without registration under the Securities Act and any certificate evidencing the Registrable Securities so to be disposed need not bear the restrictive legend set forth in Section 8.3 of the Agreement.

                                                                Exhibit 3 to
                                                        Investment Agreement



                              SBS BROADCASTING S.A.
                              Officer's Certificate


                  Each of ___________________, the ______________ of SBS
Broadcasting S.A., a company organized under the laws of Luxembourg (the "Company"), and ________, the __________ of the Company, pursuant to Section 3.3
(iv) of the Investment Agreement, dated as of June 29, 1999 (the "Agreement"), between the Company, on the one hand, and United Pan-Europe Communications N.V., a public corporation organized with limited liability under the laws of The Netherlands, and United International Holdings, Inc., a corporation organized under the laws of the State of Delaware doing business as UnitedGlobalCom, on the other hand, hereby certifies that, to the best of his knowledge, after reasonable investigation:

                  (1) The representations and warranties made by the Company in the Agreement were true and correct when made and are true and correct on the date hereof as though made on and as of this date.

                  (2) The Company has performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement to be performed or complied with by the Company at or before the date hereof.

                  IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

Date:    June __, 1999


                                                     By:




                                                     By:

                                                                   Exhibit 4A to
                                                            Investment Agreement

                                                                   Exhibit 4B to
                                                            Investment Agreement

                                                                    Exhibit 5 to
                                                            Investment Agreement


                                                                __________, 1999


United International Holdings, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237 U.S.A.


United Pan-Europe Communications N.V.
Fred. Roekestraat 123
1070 BT Amsterdam
The Netherlands



Dear Sirs:

                  Reference is made to the Investment Agreement, dated as of June 29, 1999 (the "Investment Agreement"), by and between you and us. Capitalized terms used but not defined herein have the meanings assigned to them in the Investment Agreement. You and we hereby agree as follows:
                  (1) The Company consents to the designation of the Company by the Board of Directors of the Parent as a Restricted Affiliate, and agrees that as of the date hereof and for so long as the Company remains a Restricted Affiliate, the Company shall, and shall cause each of its Subsidiaries, not to do any of the following in contravention of each United Indenture without the prior written approval of the United
         Parties:
                  (a)         make any Investment that is restricted by Section
                              4.7 (Limitation on Restricted Payments) of each United Indenture or that is a Permitted Basket Investment;




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                  (b)         make any dividend or other distribution in
                              respect of the Equity Interests of the Company and its Subsidiaries or any purchase, redemption or other acquisition or retirement of such Equity Interests or Equity Interest of the United Parties or their Subsidiaries or any other Restricted Payment that is not permitted by Section 4.7 (Limitation on Restricted Payments) of each United Indenture;
                  (c) incur any Indebtedness (including Acquired Indebtedness and Indebtedness pursuant to clause
                              (a) of the third sentence of Section 4.9 of each United Indenture) or Disqualified Capital Stock that is not permitted by Section 4.9 (Additional Indebtedness and Disqualified Capital Stock) of each United Indenture;
                  (d) engage to any substantial extent in any line or lines of business activity other than that which is a Related Business as set out in Section 4.12 of each United Indenture; and
                  (e) take any other action that Restricted Affiliates are not permitted to take under the United Indentures.

                  (2) The Company hereby agrees that if the acquisition by the Company of the assets of Central European Media Enterprises Ltd. is consummated during such time as the Company is designated and remains a Restricted Affiliate, CME Media Enterprises B.V., which will become a wholly owned Subsidiary of the Company as a result of such acquisition, shall be designated by the Parent's Board of Directors to be a Restricted Affiliate immediately upon the consummation of such acquisition, and the Company




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         shall procure that such Subsidiary shall comply with the terms and conditions set forth in Section (1) above.

                  (3) The agreements set forth in Sections (1) and (2) above shall terminate immediately upon the earlier of (a) the date that a RA Status Termination Event occurs and (b) the later of (i) August 31, 1999 and (ii) the date 10 Business Days after a registration statement is declared effective by the U.S. Securities and Exchange Commission covering the Common Shares acquired by the Investor pursuant to Sections 2.1 and 2.2 of the Investment Agreement provided that during such 10 Business Day period no stop order covering such registration statement has been issued, such registration statement has not been withdrawn by the Company and such registration statement is not required to be amended. Immediately following such date the Board of Directors of the Parent shall designate the Company (and any of its Subsidiaries or Affiliates that have been designated Restricted Affiliates) not to be Restricted Affiliates. After such date, irrespective of any action the United Parties may have taken or not taken under the United Indentures, the Company and its Subsidiaries and Affiliates shall be deemed not to be Restricted Affiliates and shall not have any obligations under this letter agreement or the Investment Agreement relating to such status.

                  (4) The Company shall not be deemed to have incurred or to have any obligation under the United Indentures or any securities outstanding under the United Indentures, including without limitation any obligation to the holders of any such securities or the trustee under the United Indentures, or any other creditors of the United Group or any other Person, and the United Parties hereby jointly




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         and severally agree to indemnify and hold harmless the Company and its
         Subsidiaries and Affiliates and its and their employees, officers, directors, agents and advisers against any claims, losses, expenses, costs (including reasonable fees and expenses of counsel) or damages of any kind suffered or incurred by the Company or its Subsidiaries or Affiliates as a result of any claims or actions by Persons other than the United Parties arising out of or relating to the designation of the Company or any of its Subsidiaries or Affiliates as a Restricted Affiliate pursuant to or in connection with this letter agreement and the Investment Agreement.

                  (5) Notwithstanding Section 8.6 of the Investment Agreement, this letter agreement shall be deemed upon execution to be incorporated in, and a part of, the Investment Agreement.






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                  (6) This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                     SBS BROADCASTING S.A.



                                                     By:
                                                         Name:
                                                         Title:


Accepted and Agreed:


UNITED INTERNATIONAL HOLDINGS, INC.



By:
    Name:
    Title:



UNITED PAN-EUROPE COMMUNICATIONS N.V.



By:
    Name:
    Title:







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                                                                   Exhibit 6A to
                                                            Investment Agreement




                       UNITED INTERNATIONAL HOLDINGS, INC.
                              Officer's Certificate


                  Each of ___________________, the ______________ of United
International Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), and ________, the __________ of the Parent, pursuant to Section 3.4 (iv) of the Investment Agreement, dated as of June 29, 1999 (the "Agreement"), between the Parent and United Pan-Europe Communications N.V., a public corporation organized with limited liability under the laws of The Netherlands doing business as UnitedGlobalCom, on the one hand, and SBS Broadcasting S.A., a company organized under the laws of Luxembourg, on the other hand, hereby certifies that, to the best of his knowledge, after reasonable investigation:

                  (1) The representations and warranties made by the Parent in the Agreement were true and correct when made and are true and correct on the date hereof as though made on and as of this date.

                  (2) The Parent has performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement to be performed or complied with by the Parent at or before the date hereof.






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                  IN WITNESS WHEREOF, each of the undersigned has hereunto
signed his name.

Date:    June __, 1999


                                                     By:




                                                     By:






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                                                                   Exhibit 6B to
                                                            Investment Agreement




                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
                              Officer's Certificate


                  Each of ___________________, the ______________ of United
Pan-Europe Communications N.V., a public corporation organized with limited liability under the laws of The Netherlands (the "Investor"), and ________, the __________ of the Investor, pursuant to Section 3.4 (iv) of the Investment Agreement, dated as of June 29, 1999 (the "Agreement"), between the Investor and United International Holdings, Inc., a corporation organized under the laws of the State of Delaware doing business as UnitedGlobalCom, on the one hand, and SBS Broadcasting S.A., a company organized under the laws of Luxembourg, on the other hand, hereby certifies that, to the best of his knowledge, after reasonable investigation:

                  (1) The representations and warranties made by the Investor in the Agreement were true and correct when made and are true and correct on the date hereof as though made on and as of this date.

                  (2) The Investor has performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement to be performed or complied with by the Investor at or before the date hereof.






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                  IN WITNESS WHEREOF, each of the undersigned has hereunto
signed his name.

Date:    June __, 1999


                                                     By:




                                                     By:






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                                                                   Exhibit 7A to
                                                            Investment Agreement







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                                                                   Exhibit 7B to
                                                            Investment Agreement